Exhibit 99.2

FOR IMMEDIATE RELEASE

JanOne Completes Stable Formulation of JAN101 in Preparation for Its First GMP Manufacturing Batch to Support Upcoming Clinical Trials

JAN101 formulation ready for Phase 2b peripheral artery disease trials and for potential treatment of COVID-19 vascular inflammation

LAS VEGAS, Aug. 11, 2020 – JanOne Inc. (Nasdaq: JAN), a company focused on bringing treatments to market for conditions that cause severe pain and drugs with non-addictive, pain-relieving properties, together with its manufacturing partner, has successfully completed the formulation of JAN101, its potential treatment for Peripheral Artery Disease (PAD) expected to soon be in Phase 2b trials. In addition, JAN101 is planned for use to treat COVID-19 vascular complications pending approval of the IND submission, expected to be completed in late August 2020.

JAN101 is one of the few promising treatments for vascular conditions using sodium nitrite that showed success in Phase 1 and Phase 2a trials for improving blood flow and vascular function. The company is preparing its IND packages for FDA submission for continued development as a treatment of PAD and to extend JAN101 to potentially mitigate severe organ and tissue damage caused by COVID-19. The successful formulation of JAN101 will allow the company to begin its engineering run and GMP manufacturing for multiple trials expected to begin in early 2021.

“Working with our manufacturing partner, we have been able to successfully produce JAN101, our sustained release formulation and expect our engineering batch to begin immediately,” said Dr. Tony Giordano, chief scientific officer at JanOne.  “We believe we will have the initial GMP batch of 250,000 doses by mid-September 2020. This will provide us with enough tablets to carryout our proposed Phase 2b PAD trials and the COVID-19 treatment study IND, which we are confident will gain approval.”

The company will now focus on commercial production capability of JAN101 and is currently negotiating to purchase 1,000 kilos of sodium nitrite from a multinational biopharmaceutical company  to support GMP manufacturing batches of more than 20 million doses of JAN101.

About JanOne

JanOne (NASDAQ: JAN) is focused on bringing medications to market to treat diseases that cause severe pain. By alleviating pain at the source, JanOne aims to reduce the need for opioid prescriptions to treat disease associated pain that can lead to opioid abuse. The company is also exploring solutions for non-addictive pain medications. Its lead candidate JAN101 is for treating peripheral artery disease (PAD), a condition that affects over 8.5 million Americans. JAN101 demonstrated positive results in a Phase 2a clinical trial, and Phase 2b trials are expected to begin in early 2021. JanOne is dedicated to funding resources toward innovation, technology, and education for PAD, associated vascular conditions and neuropathic pain. JanOne continues to operate its legacy businesses under their current brand names, ARCA Recycling and GeoTraq, both of which are undergoing review to determine appropriate strategic alternatives.  For more information, visit janone.com

Forward-Looking and Cautionary Statements

Exhibit 99.2

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, including statements relating to (i) when JAN101 will enter Phase 2b trials to treat PAD, (ii) whether JAN101 can treat vascular complications in COVID-19 patients, and (v) whether the company is able to negotiate a sufficient amount of sodium nitrite on terms acceptable to it or at all. These forward-looking statements can be identified by terminology such as “will,” “aims,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar statements. JanOne may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (the “SEC”) on Forms 10-K and 10-Q, Current Reports on Form 8-K, in its annual report to stockholders, in press releases, and other written materials and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019 (available at http://www.sec.gov). JanOne undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

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